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                                                                     EXHIBIT 4.O

                            CERTIFICATE OF TRUST OF

                         LIFE FINANCIAL CAPITAL TRUST
                         ----------------------------

     The undersigned Trustees of LIFE Financial Capital Trust (the "Trust"), pursuant to the Delaware Business Trust Act (12 Del.C. (S)3801, et seq.),
                                                ------          ------
HEREBY CERTIFY:

     1. Name. The name of the business trust formed hereby is LIFE Financial
        ----
Capital Trust.

     2. Delaware Trustee. The name and business address of the Delaware Trustee
        ----------------
of the Trust in the State of Delaware is Delaware Trust Capital Management, Inc., 900 Market Street, 2nd Floor, Wilmington, New Castle County, Delaware, 19801. Attn: Corporate Trust Administration.



                           [SIGNATURE PAGE FOLLOWS]
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     IN WITNESS WHEREOF, the undersigned, being all of the Trustees of the
Trust, have executed this Certificate of Trust as of the 2nd day of December, 1997.

                                        DELAWARE TRUSTEE:

                                        Delaware Trust Capital Management,
                                        Inc.

                                        By: /s/ RICHARD N. SMITH
                                           --------------------------
                                           Name: Richard N. Smith
                                           Title: Vice President



                                        INITIAL TRUSTEE:

                                        /s/ L. BRUCE MILLS, JR.
                                        -------------------------
                                        Name: L. Bruce Mills, Jr.



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